UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 6, 2013

JMG Exploration, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-32438 (Commission File Number)	20-1373949 (IRS employer identification no.)
600 Brand Blvd., Suite 230, Glendale, CA	91203
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(818) 649-5710

 (Registrant’s former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

Item 2.01          Completion of Acquisition or Disposition of Assets

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02

Unregistered Sale of Equity Securities

Purchase of certain assets and liabilities of Travora Media, Inc.

Summary

On February 6, 2013, Travora Networks, Inc. (“TNI”), a wholly owned subsidiary of JMG Exploration, Inc. (“Company”) executed an asset purchase agreement with Travora Media, Inc. (“Travora” or “Seller”) to acquire Travora’s online advertising network business. Headquartered in New York City, Travora provides an established publishing network, advertiser and agency relationships, and an experienced ad sales and ad operations team. Travora represents over 300 established travel brands across desktop, tablet, and mobile platforms, including Fodor’s, Viator, and Vayama. Travora achieved revenues of approximately $13.0 million in 2011. TNI will retain approximately 20 of Travora’s former employees and will continue to operate out of New York City.

The fair value of the consideration to Seller is as follows:

Cash consideration to Seller		$ 500,000
Payment of Eastward Capital Partners debt		1,750,000
Assumption of Eastward Capital Partners debt		2,250,000
Balance of consideration to be paid in JMG common stock (“Closing Shares”)	700,000
Less allowance for audit expenses	(70,000)
Less amount of Aged Accounts Payable	(138,000)
Less estimated reduction for Target Working Capital deficiency	(600,000)	(108,000)
Preliminary consideration		$ 4,392,000

Potential adjustments to purchase price:
Potential earn-out consideration for publisher retention		1,000,000
Potential earn-out consideration for revenue targets		2,000,000
Total potential additional consideration		$3,000,000

As part of the purchase price paid in the transaction, TNI assumed Seller’s $4,000,000 obligations to Eastward Capital Partners, pursuant to the terms of that certain Master Lease Agreement No. 527 dated as of January 13, 2012, by and between Travora Media, Inc. and Eastward Capital Partners V, L.P. (exhibit 2.5) as modified by a Letter Agreement entered into between Travora Media, Inc. and Eastward Capital Partners V, L.P. on February 6, 2013 (exhibit 2.4).

Within ninety (90) days following the closing date, TNI shall prepare and deliver to the Seller a closing statement and its calculation of the working capital deficit or working capital surplus, if any, at the date of purchase.  The closing statement shall be prepared in accordance with GAAP, certified by an officer of TNI and prepared applying the same methodology as was applied by TNI and the Seller in calculating the Target Working Capital.

Within five (5) Business Days following the determination of the closing statement, if there is a working capital surplus, TNI shall pay to the Seller an amount equal to such working capital surplus by an increase in the number of Closing Shares equal to the dollar value of such excess, and if there is a working capital deficit, the Seller shall pay to TNI an amount equal to such working capital deficit by a reduction and forfeiture of the number of Closing Shares equal to the dollar value of such working capital deficit, or if the value of the Closing Shares is less than such working capital deficit, TNI shall reduce the amount of earnout payments owed or payable to Seller by an amount equal to the amount by which such working capital deficit exceeds the value of the Closing Shares. A preliminary analysis of working capital as of the closing date indicates that the working capital deficit (as defined in the Asset Purchase Agreement) may be approximately $600,000.  Consequently, it is not currently anticipated that any Closing Shares will be issued to the Seller in this transaction.

The acquisition will be accounted for using the acquisition method of accounting.  Accordingly, the assets acquired and liabilities assumed will be measured at their estimated fair value at the acquisition date.  Travora’s results of operations will be included in the Company’s consolidated financial statements from February 1, 2013.

The significant identifiable tangible assets acquired include primarily accounts receivable and property, plant and equipment.  Intangible assets include contracts, business relationships, trademarks and domain names. The Company will utilize the assistance of an independent third-party to determine the fair value of the tangible and intangible assets acquired for the acquisition, but does not have the information necessary for such an allocation at this time.

The preceding description of the Purchase Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Purchase Agreement, which is filed as Exhibit 2.3 to this Current Report on Form 8-K.

Earnout Consideration

Publisher Retention Earnout Payments

The Seller shall be entitled to receive, in two installments, Publisher Retention Earnout Payments equaling, in the aggregate, up to $1,000,000.   In the event that the number of Publishers retained by the Company for the initial 180 day period following the Closing Date is equal to or exceeds eighty-five percent (85%) of the Baseline Number of Publishers, the Company shall pay to the Seller an amount equal to the product of $500,000 multiplied by a fraction, the numerator of which is the actual number of Publishers retained by the Company and the denominator of which is the Baseline Number of Publishers.

In the event that the number of Publishers retained by the Company for the second 180 day period following the Closing Date is equal to or exceeds the Baseline Number of Publishers, the Company shall pay to the Seller an amount equal to the product of $500,000 multiplied by a fraction, the numerator of which is the actual number of Publishers retained and the denominator of which is Baseline Number of Publishers.

Notwithstanding the foregoing, if any three (3) of the Seller’s Major Publishers, in the aggregate, cease doing business with TNI during the initial publisher retention earnout period, then no initial publisher retention earnout payment or second publisher retention earnout payment shall be paid to the Seller and if during the second publisher retention earnout period, then no second publisher retention earnout payment shall be paid to the Seller.

Revenue Goal Earnout Payments

The Seller shall be entitled to receive, in two installments, Revenue Goal Earnout Payments equaling, in the aggregate, up to $2,000,000.  In the event that Ad Network Revenue for the period beginning on January 1, 2013 and ending on June 30, 2013 is equal to or exceeds $5,159,700, the Company shall pay to the Seller an amount equal to the lesser of the product of $1,000,000 multiplied by a fraction, the numerator of which is the actual Ad Network Revenue achieved during the Initial Revenue Goal Earnout Period and the denominator of which is $5,733,000 and $1,000,000.

In the event that Ad Network Revenue for the period beginning on July 1, 2013 and ending on December 31, 2013 is equal to or exceeds $6,407,100, the Company shall pay to the Seller an amount equal to the lesser of the product of $1,000,000 multiplied by a fraction, the numerator of which is the actual Ad Network Revenue achieved during the Second Revenue Goal Earnout Period and the denominator of which is $7,119,000 and $1,000,000.

Financing of Travora Acquisition

On February 6, 2013, the Company issued $2,825,000 in 8% convertible promissory notes to finance the Travora acquisition and may issue up to an additional $4,175,000 in 8% convertible promissory notes (“Notes”) to finance its remaining financial commitments pursuant to the acquisition and for working capital purposes. The terms of the Notes are as follows:

•

Bearing interest at 8% per annum,

•

Principal and interest due and payable on or before February 15, 2015,

•

Prepayable by the Company upon 30 days’ notice,

•

The Notes are convertible into JMG common stock at the rate of $1.50 per share subject to antidilution provisions which provide that if the Company issues securities at a price below the conversion price of the Notes, the conversion price will be reduced to the lower amount,

•

The Notes may be converted at any time prior to maturity date at the option of the holder or the Company, and

•

Note holders received warrants to purchase JMG common stock any time on or before July 31, 2013, in an amount equal to the number of shares into which the Notes are convertible. Half of the warrants are exercisable at $2.00 per share and half are exercisable at $3.00 per share.

The offering by the Company of the remaining $4,175,000 in Notes is a “best efforts” offering which means that no one has committed to or guaranteed the purchase of all of the Notes. The maximum number of common shares that may be issued through, as applicable, the conversion of the Notes and the exercise of the warrants which may be sold in this offering, is 3,500,000 post-split shares (7,000,000 pre-split shares).  The Notes are being offered and sold by officers and directors of the Company who will receive no remuneration for the sale of the securities. The Company may also engage licensed selling agents to assist in the sale of the Notes, in which event the Company would pay selling commissions of approximately 6%. Sales of the Notes were and are being made pursuant to Section 4(a)(5) and Section 4(a)(2) of the Securities Act, and Rule 506 promulgated thereunder, solely to “accredited investors” as defined in Rule 501(a) of Regulation D.  No commissions were paid for the initial placement of $2,825,000 in Notes.  The securities sold in this transaction were not registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 - Regulation FD Disclosure

On February 11, 2013, we issued a press release regarding the purchase of certain assets and liabilities of Travora Media, Inc., a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01 - Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired

  To be filed by amendment.

(b)           Pro forma financial information

   To be filed by amendment.

 (c)           Exhibits

No.	Description

2.3	Asset Purchase Agreement by and among Travora Networks, Inc. JMG Exploration, Inc. and Travora Media, Inc. dated February 6, 2013.
2.4

Letter Agreement regarding Master Lease Agreement No. 527 dated as of January 13, 2012, by and between Travora Media, Inc. and Eastward Capital Partners V, L.P. and the Rental Schedule and Acceptance Certificate No. 527-01 dated as of January 13, 2012 by and between Travora and Eastward to Master Lease Agreement.

2.5	Master Lease Agreement No. 527 dated as of January 13, 2012, by and between Travora Media, Inc. and Eastward Capital Partners V, L.P.
2.6	IP Assignment Agreement
2.7	Form of Lock-up Agreement
2.8	Form of $2.00 warrant
2.9	Form of $3.00 warrant
4.8	Form of 8% Convertible Promissory Note
99.1	Press Release, issued on February 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JMG Exploration, Inc.

Dated: February 12, 2013	By:	/s/ David Eastman
David Eastman
Chief Financial Officer